As filed with the Securities and Exchange Commission on August 27, 1998
                                                 Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                                51-0376469
 (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
Incorporation or Organization)


                             818 WASHINGTON STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 428-0847
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                            THE PETER R. HEINZE PLAN
                              (Full Title of Plan)
                            RICHARD A. WEINBERG, ESQ.
                        C/O ISP MANAGEMENT COMPANY, INC.
                     1361 ALPS ROAD, WAYNE, NEW JERSEY 07470
                                 (973) 628-3520
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)



                                   Copies to:
                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

    Title of Each Class of Securities to be          Amount to be        Proposed Maximum       Proposed Maximum       Amount of
                   Registered                       Registered(1)       Offering Price Per     Aggregate Offering  Registration Fee
                                                                             Share(2)               Price(2)
====================================================================================================================================
Common Stock, par value $.01 per share              50,000 shares        $16.44                 $822,000              $242.00
====================================================================================================================================


(1) This registration statement also covers an indeterminate number of shares of common stock of International Specialty Products Inc. which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

(2) Determined pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the shares as reported by the New York Stock Exchange on August 25, 1998.
================================================================================




NYFS01...:\01\47201\0035\2011\FRM8048T.240

                                EXPLANATORY NOTE


      On July 15, 1998, International Specialty Products Inc. ("Old ISP") merged (the "Merger") with and into ISP Holdings Inc., which was the surviving corporation in the Merger and was renamed International Specialty Products Inc. ("New ISP" or the "Company"). Upon consummation of the Merger, New ISP assumed Old ISP's obligations under The Peter R. Heinze Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the plan participant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      1. Old ISP's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997;

      2.    Old ISP's Current Report on Form 8-K filed on April 1, 1998;

      3. Old ISP's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998;

      4. New ISP's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

      5. New ISP's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998;

      6.    New ISP's Current Report on Form 8-K filed on August 5, 1998; and

      7. New ISP's Quarterly Report on Form 10-Q for the quarter ended June 28, 1998.


      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The Amended and Restated Certificate of Incorporation of the Company authorizes 300,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held by them on all matters submitted for approval by the stockholders of the Company. The holders of Common Stock do not have cumulative voting rights in the election of directors. The holders of Common Stock are entitled to receive and to share equally in dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, after payment of all its debts and liabilities and other payments to holders of any Preferred Stock having priority rights, if any, all of the assets of the Company available for distribution to the holders of Common Stock. The Common Stock has no preemptive rights, conversion rights or other subscription rights.

      The transfer agent and registrar for the Common Stock is The Bank of New York.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article SEVENTH of the Company's Amended and Restated Certificate of Incorporation provides that directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages if a director or officer acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company and provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

      Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

  Exhibit
  Number      Description
  ------      -----------

   4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of the Company (Registration No. 333-53709)).

   4.2 By-Laws of the Company (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-4 of the Company (Registration No. 333-53709)).

*  4.3         Peter R. Heinze Plan

*  23          Consent of Arthur Andersen LLP.

   24          Power of Attorney (included on signature pages)

--------------------

*           Filed herewith

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on August 27, 1998.

                              INTERNATIONAL SPECIALTY PRODUCTS INC.


                              By:   /s/ James P. Rogers
                                    --------------------------------------------
                                    Name:  James P. Rogers
                                    Title:  Executive Vice President--Finance


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes James P. Rogers such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature                             Title                    Date

/s/ Samuel J. Heyman
----------------------          Chairman, Chief Executive       August 27, 1998
Samuel J. Heyman                Officer and Director
                                (Principal Executive Officer)

/s/ Peter R. Heinze
----------------------          President, Chief Operating      August 27, 1998
Peter R. Heinze                 Officer and Director


/s/ Randall R. Lay
----------------------          Vice President and Chief        August 27, 1998
Randall R. Lay                  Financial Officer
                                (Principal Financial and
                                Accounting Officer)


/s/ Carl R. Eckardt
----------------------          Executive Vice President-       August 27, 1998
Carl R. Eckardt                 Corporate Development and
                                Director


/s/ Charles M. Diker
----------------------          Director                        August 27, 1998
Charles M. Diker


/s/ Harrison J. Goldin
----------------------          Director                        August 27, 1998
Harrison J. Goldin

/s/ Sanford Kaplan
----------------------          Director                        August 27, 1998
Sanford Kaplan


/s/ Burt Manning
----------------------          Director                        August 27, 1998
Burt Manning

                                  EXHIBIT INDEX


  Exhibit
  Number      Description
  ------      -----------

   4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of the Company (Registration No. 333-53709)).

   4.2 By-Laws of the Company (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-4 of the Company (Registration No. 333-53709)).

*  4.3         Peter R. Heinze Plan

*  23          Consent of Arthur Andersen LLP.

   24          Power of Attorney (included on signature pages)

--------------------

*           Filed herewith